 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 150
Irvine, California 92614
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

On May 15, 2018, Evolus, Inc. (the "Company") received a complete response letter (the "CRL") from the U.S. Food and Drug Administration (the "FDA") related to the Company's Biologics License Application for its product candidate, PrabotulinumtoxinA (DWP-450), an injectable 900 kilodalton botulinum toxin type A complex. Additionally, on May 15, 2018, the Company was informed that the FDA issued to Daewoong Pharmaceutical Co., Ltd. ("Daewoong"), the licensor and manufacturer of DWP-450, an Establishment Inspection Report ("EIR") confirming the completion of the pre-approval inspection of Daewoong's manufacturing facility for DWP-450.

On May 16, 2018, the Company issued a press release announcing its receipt of the CRL and the issuance of the EIR to Daewoong. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated May 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: May 16, 2018	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer